As filed with the Securities and Exchange Commission on December 17, 2004

Registration No. 333-114835

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OPSWARE INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3340178
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

599 N. Mathilda Avenue

Sunnyvale, CA 94085

(408) 744-7300

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Benjamin A. Horowitz

President and Chief Executive Officer

Opsware Inc.

599 N. Mathilda Avenue

Sunnyvale, CA 94085

(408) 744-7300

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent For Service)

Copies to:

Robert A Freedman, Esq.

Fenwick & West LLP

801 California Street

Mountain View, California 94041

(650) 988-8500

EXPLANATORY NOTE:

REMOVAL OF SHARES FROM REGISTRATION

The offering contemplated by this Registration Statement on Form S-3 (the “Registration Statement”) has terminated. Pursuant to the undertakings contained in Item 17 of the Registration Statement, the Registrant is removing from registration, by means of a post-effective amendment to the Registration Statement, any securities registered under the Registration Statement that remained unsold at the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 17th day of December, 2004.

OPSWARE INC.

By:	/s/ Jordan J. Breslow
	Name:	Jordan J. Breslow
	Title:	General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Signature	Title	Date

	* Benjamin A. Horowitz	Chief Executive Officer, President and a Director (Principal Executive Officer)	December 17, 2004

	* Sharlene P. Abrams	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 17, 2004

	* Marc L. Andreessen	Chairman of the Board of Director	December 17, 2004

	* William V. Campbell	Director	December 17, 2004

	* Mike J. Homer	Director	December 17, 2004

	* Simon M. Lorne	Director	December 17, 2004

	* Michael S. Ovitz	Director	December 17, 2004

	* Michelangelo A. Volpi	Director	December 17, 2004

* By:	/s/ Jordan J. Breslow	Attorney-in-fact	December 17, 2004
Jordan J. Breslow